Exhibit 99.1

ClubCorp Reports Sixth Consecutive Year of Record Results, and Announces Acquisition of North Hills Country Club

•	Fiscal 2016 revenue was $1.1 billion, up 3.4%, net income increased $13.6 million to $4.0 million, and adjusted EBITDA was $247.7 million, up 6.2%

•	Fourth quarter revenue was $345.3 million, up 4.1%, net income increased $11.7 million to $5.4 million, and adjusted EBITDA was $83.3 million, up 4.7%

•	ClubCorp acquires North Hills Country Club in Glenside, Pennsylvania

DALLAS, Texas (February 22, 2017) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2016 fourth quarter ended December 27, 2016. The fourth quarter of fiscal 2016 and fiscal 2015 consisted of 16 weeks. Fiscal 2016 and fiscal 2015 consisted of 52 weeks. All comparisons are year-over-year.

Fourth Quarter Results:

•	Revenue increased $13.6 million to $345.3 million, up 4.1%.

•	Net Income increased $11.7 million to $5.4 million.

•	Adjusted EBITDA(1) increased $3.8 million to $83.3 million, up 4.7%, driven by increased revenue and effectively managing and controlling variable operating expenses.

•
Same Store Combined Clubs(2) revenue increased $6.7 million to $321.4 million, up 2.1%, driven by increases in all three major revenue streams, dues up 2.4%, food & beverage up 3.2% and golf operations up 0.3%.

•
Same-store Combined Clubs Adjusted EBITDA increased $2.1 million to $98.0 million, up 2.2%, due to increased revenue, and favorable variable payroll and payroll related expenses as a percentage of revenue. Same-store Adjusted EBITDA margin was 30.5%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $17.2 million and adjusted EBITDA of $3.3 million.

Full Year 2016 Results:

•	Revenue increased $35.6 million to $1.1 billion, up 3.4%.

•	Net Income improved to $4.0 million, an increase of $13.6 million.

•	Adjusted EBITDA(1) increased $14.4 million to $247.7 million, up 6.2%, driven by higher revenue and improved margin performance across both same-store and new and recently acquired clubs.

•	Same Store Clubs revenue increased $18.8 million to $1.0 billion, up 1.9%, driven by increases in dues up 3.1% and food & beverage up 2.4%, and offset by golf operations down (0.7)%.

•
Same-store adjusted EBITDA grew $12.6 million to $294.6 million, up 4.5%, due to increased revenue and favorable variable payroll expenses and improved operating expenses as a percentage of revenue. Same-store Adjusted EBITDA margin increased 80 bps to 28.9%.

ClubCorp FY16 Q4 Earnings Release	1	Page

Exhibit 99.1

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $51.3 million and adjusted EBITDA of $7.6 million.

2016 Fourth Quarter and Full Year Summary:
(Unaudited financial information)

	Fourth quarter ended			Year ended
(In thousands, except for percentages and membership data)	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	% Change	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)	% Change

Total Revenue	$345,301	$331,688	4.1%	$1,088,480	$1,052,867	3.4%

Net income (loss)	$5,406	$(6,259)	186.4%	$4,025	$(9,573)	142.0%

Golf and Country Clubs Adjusted EBITDA	$84,413	$81,189	4.0%	$260,595	$245,696	6.1%
Business, Sports and Alumni Clubs Adjusted EBITDA	$16,882	$17,004	(0.7)%	$41,592	$39,712	4.7%
Corporate expenses and other operations (3)	$(17,957)	$(18,615)	3.5%	$(54,499)	$(52,090)	(4.6)%
Adjusted EBITDA (1)	$83,338	$79,578	4.7%	$247,688	$233,318	6.2%

Total memberships, excluding managed club memberships				174,348	171,283	1.8%

Quotes:

•
Eric Affeldt, chief executive officer: “We are incredibly proud of what we accomplished in 2016. The success of our O.N.E. offering, reinventions and acquisitions embody the core competencies that are at the essence of who we are as a company… a successful membership business and a growing network of private lifestyle clubs that cater to our members' needs and wants. As a result, ClubCorp has produced six consecutive years of record revenue and adjusted EBITDA growth. Since 2010, revenue and adjusted EBITDA have grown 8.0% and 8.9%, respectively, compounded annually. To celebrate our 60th anniversary, we will be launching some exciting new product offerings that will expand our addressable market reaching even more prospective members.”

•
Mark Burnett, president and chief operating officer: “We capped off the year with a strong finish in the fourth quarter, as Q4 revenue increased 4.1%, and adjusted EBITDA grew 4.7%. For the full-year, we achieved solid same-store revenue growth in two of our three major revenue streams, namely dues and food & beverage revenue. Despite a decline in full-year same-store golf ops revenue, we experienced positive year-over-year growth in the fourth quarter. We also reached record full-year adjusted EBITDA margins in both segments, and anticipate margins at recently acquired clubs to continue to improve. We completed 16 major reinvention projects in 2016, and we look forward to another year of continued growth from these investments in 2017.”

ClubCorp FY16 Q4 Earnings Release	2	Page

Exhibit 99.1

•
Curt McClellan, chief financial officer: “We are pleased with our full-year and fourth quarter performance. In particular, we delivered meaningful solid year-over-year gains at both our reinvented and recently acquired clubs. Reinventions and acquisitions are key components of our growth strategy, and investments in these areas will continue. We are excited to have recently added two new clubs our portfolio--Eagle's Nest Country Club in Maryland and North Hills Country Club in Pennsylvania--both highlighting our commitment to growth via acquisition. Additionally, in 2017, we anticipate investing approximately $40 million on reinvention and expansion projects, including approximately $26 million at same-store clubs and approximately $14 million to reinvent recently acquired clubs. We continue to balance growth capital with cash distributions to shareholders and lenders. In 2016, we paid $34 million in dividends, repurchased $2.3 million in stock and voluntarily paid down $24 million towards our senior secured term loans. We have now lowered our total leverage ratio from 4.5x to 4.2x.”

Segment Highlights:
Golf and country clubs (GCC):

•	Fourth quarter, GCC revenue was up $12.2 million to $271.7 million, up 4.7%.

•	Fourth quarter, GCC adjusted EBITDA increased $3.2 million to $84.4 million, up 4.0%, and GCC adjusted EBITDA margin declined 20 basis points to 31.1%.

•	Fourth quarter, GCC same-store revenue increased $6.2 million, up 2.5%. Dues revenue was up 2.8%, food & beverage revenue increased 5.1% and golf operations revenue increased 0.3%.

•
Fourth quarter, GCC same-store adjusted EBITDA increased $2.3 million, up 2.9%, due largely to favorable operating expenses and improved variable payroll and payroll related expenses as a percentage of revenue.

•	Fourth quarter, GCC same-store adjusted EBITDA margin improved 20 basis points to 31.9%.

•	Clubs acquired in 2015 and 2016 contributed fourth quarter, GCC revenue of $17.1 million and GCC adjusted EBITDA of $3.3 million.

•	Full-year 2016, GCC revenue was $879.1 million, up 4.5%.

•	Full-year 2016, GCC adjusted EBITDA was $260.6 million, up 6.1%, and GCC adjusted EBITDA margin increased 40 basis points to 29.6%.

Business, sports and alumni clubs (BSA):

•	Fourth quarter, BSA revenue was up $0.5 million to $66.9 million, up 0.8% driven by increases in dues revenue and food & beverage revenue.

•
Fourth quarter, BSA adjusted EBITDA declined $0.1 million to $16.9 million, down 0.7% largely due to an increase in cost of sales and an increase in variable payroll expenses as a percentage of revenue.

•	Fourth quarter, BSA adjusted EBITDA margin decreased 40 basis points to 25.2%.

•	Full-year 2016, BSA revenue was $193.4 million, up 1.3%.

•	Full-year 2016, BSA adjusted EBITDA was $41.6 million, up 4.7%, and BSA adjusted EBITDA margin improved 70 basis points to 21.5%.

ClubCorp FY16 Q4 Earnings Release	3	Page

Exhibit 99.1

Other Data:

•
O.N.E. and Other Upgrades. As of December 27, 2016, approximately 54% of memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 50% of memberships that were enrolled in similar upgrade programs as of December 29, 2015. As of December 27, 2016, the Company offered O.N.E. at 153 clubs.

•
Reinvention. For 2017, the Company expects ROI expansion capital to be approximately $40 million. Of this amount, ClubCorp plans to invest approximately $26 million on same-store clubs and approximately $14 million on recently acquired clubs, including the two clubs acquired in 2017.

•
Acquisitions. In February, ClubCorp acquired two clubs: Eagle's Nest Country Club in Phoenix, Maryland (part of the greater Baltimore MSA), and North Hills Country Club in Glenside, Pennsylvania. In fiscal year 2016, ClubCorp acquired three clubs: Heritage Golf and Country Club in Hilliard, Ohio; Santa Rosa Country Club in Santa Rosa, California; and Marsh Creek Country Club in St. Augustine, Florida. In addition, ClubCorp entered a management agreement to operate the Country Club of Columbus in Columbus, Georgia. As of December 27, 2016, ClubCorp owned or operated 159 golf and country clubs representing approximately 200 18-hole equivalents, of which nine are managed clubs. Additionally, the Company owned or operated 47 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of December 27, 2016, total memberships increased 3,065 to 174,348, up 1.8%, over memberships at December 29, 2015. Total golf and country club memberships increased 3.9%, while total business, sports and alumni club memberships declined 2.6%.

•
Capital Structure. At the end of the fourth quarter, the Company had $84.6 million in cash and cash equivalents and total liquidity of approximately $230 million. Additionally, the Company voluntarily paid $24 million towards its senior secured term loans. ClubCorp's total leverage ratio was 4.2x at the end of fiscal 2016, down from 4.5x at the end of fiscal 2015.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2017, the Company anticipates revenue in the range of $1,095 to $1,135 million, and adjusted EBITDA in the range of $255 to $265 million.

ClubCorp FY16 Q4 Earnings Release	4	Page

Exhibit 99.1

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 27 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call on Wednesday, February 22, 2017 at 9:00 a.m. CDT (10:00 a.m. EDT) to discuss its fourth quarter 2016 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: (877) 201-0168 for U.S. callers and (647) 788-4901 for international callers and reference the ClubCorp fourth quarter conference call (confirmation code 56353403) when prompted. For those unable to participate in the live call, a replay of the call will be available at ir.clubcorp.com.

Statement Regarding Non-GAAP Financial Measures
Adjusted EBITDA (“Adjusted EBITDA”) is a key financial measure used by our management to (1) internally measure our operating performance, (2) evaluate segment performance and allocate resources and support certain valuation analyses and (3) assess our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures. We believe that Adjusted EBITDA is useful to investors and lenders as a performance measure because it adjusts our operating results to be reflective of our core, ongoing, operating performance. As such, Adjusted EBITDA provides relevant information about trends for the periods presented and adjusts for the impact of certain items on a consistent basis from period to period. We believe this measure allows investors and lenders to evaluate performance using the same metrics that management uses to evaluate performance and plan annual budgets. We also believe Adjusted EBITDA is useful as a liquidity measure because it demonstrates our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures.

EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from divested clubs, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and a deferred revenue adjustment. The deferred revenue

ClubCorp FY16 Q4 Earnings Release	5	Page

Exhibit 99.1

adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing our senior secured credit facilities and may not be comparable to similarly titled measures reported by other companies. The credit agreement governing our senior secured credit facilities and the indenture governing our senior notes contain certain covenants which are based upon specified financial ratios in reference to Adjusted EBITDA, after giving effect to the pro forma impact of acquisitions. Adjusted EBITDA as reported is identical to the computation of Consolidated EBITDA as defined in the credit agreement governing our senior secured credit facilities, except that for purposes of certain covenants in the credit agreement, a pro forma adjustment is made to Consolidated EBITDA in order to give effect to current period acquisitions as though they had been consummated on the first day of the four quarter period presented. The pro forma impact gives effect to all acquisitions in the fiscal year 2016 as though they had been consummated on the first day of fiscal year 2016.

Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP and is not indicative of net income or loss or operating cash flows as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measures. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the high variability, complexity and low visibility with respect to impairments and disposition of assets, income taxes and centralization and transformation costs which are excluded from Adjusted EBITDA. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and

ClubCorp FY16 Q4 Earnings Release	6	Page

Exhibit 99.1

any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, which is on file with the Securities Exchange Commission (“SEC”), and in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016 expected to be filed with the SEC on February 27, 2017 .

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

ClubCorp FY16 Q4 Earnings Release	7	Page

Exhibit 99.1

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, which is on file with the SEC, and the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016 expected to be filed with the SEC on February 27, 2017. This press release should be read in conjunction with such Annual Reports.
______________________
Notes:

(1)
Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of December 27, 2016, that were opened, acquired or added under management agreements in the fiscal year ended December 27, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club and Santa Rosa Golf and Country Club, Country Club of Columbus, Heritage Golf Club and West Lake Mansion at Meilu Legend Hotel.

(3)
Consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY16 Q4 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Fourth quarter ended			Year ended
GCC	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	% Change (1)	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$125,251	$121,853	2.8%	$404,380	$391,207	3.4%
Food and Beverage	60,940	58,001	5.1%	188,111	182,387	3.1%
Golf Operations	52,185	52,017	0.3%	178,042	179,220	(0.7)%
Other	16,174	16,500	(2.0)%	57,378	58,647	(2.2)%
Revenue	$254,550	$248,371	2.5%	$827,911	$811,461	2.0%
Club operating costs and expenses exclusive of depreciation	$173,426	$169,516	2.3%	$574,773	$569,153	1.0%
Adjusted EBITDA	$81,124	$78,855	2.9%	$253,138	$242,308	4.5%
Adjusted EBITDA Margin	31.9%	31.7%	20 bps	30.6%	29.9%	70 bps

New or Acquired Clubs (2)
Revenue	$17,125	$11,113	NM	$51,174	$29,880	NM
Club operating costs and expenses exclusive of depreciation	$13,836	$8,779	NM	$43,717	$26,492	NM
Adjusted EBITDA	$3,289	$2,334	NM	$7,457	$3,388	NM

Total Golf and Country Clubs
Revenue	$271,675	$259,484	4.7%	$879,085	$841,341	4.5%
Club operating costs and expenses exclusive of depreciation	$187,262	$178,295	5.0%	$618,490	$595,645	3.8%
Adjusted EBITDA	$84,413	$81,189	4.0%	$260,595	$245,696	6.1%
Adjusted EBITDA Margin	31.1%	31.3%	(20) bps	29.6%	29.2%	40 bps

Total memberships, excluding managed club memberships				120,804	116,303	3.9%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of December 27, 2016, that were acquired, opened or added under management agreements during the fiscal year ended December 27, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club, Santa Rosa Golf and Country Club, Country Club of Columbus and Heritage Golf Club.

ClubCorp FY16 Q4 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Fourth quarter ended			Year ended
BSA	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	% Change (1)	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$24,733	$24,686	0.2%	$81,036	$79,732	1.6%
Food and Beverage	38,399	38,213	0.5%	100,293	99,274	1.0%
Other	3,747	3,494	7.2%	11,901	11,845	0.5%
Revenue	$66,879	$66,393	0.7%	$193,230	$190,851	1.2%
Club operating costs and expenses exclusive of depreciation	$50,039	$49,398	1.3%	$151,761	$151,125	0.4%
Adjusted EBITDA	$16,840	$16,995	(0.9)%	$41,469	$39,726	4.4%
Adjusted EBITDA Margin	25.2%	25.6%	(40) bps	21.5%	20.8%	70 bps

New or Acquired Clubs (2)
Revenue	$59	$25	NM	$160	$25	NM
Club operating costs and expenses exclusive of depreciation	$17	$16	NM	$37	$39	NM
Adjusted EBITDA	$42	$9	NM	$123	$(14)	NM

Total Business, Sports and Alumni Clubs
Revenue	$66,938	$66,418	0.8%	$193,390	$190,876	1.3%
Club operating costs and expenses exclusive of depreciation	$50,056	$49,414	1.3%	$151,798	$151,164	0.4%
Adjusted EBITDA	$16,882	$17,004	(0.7)%	$41,592	$39,712	4.7%
Adjusted EBITDA Margin	25.2%	25.6%	(40) bps	21.5%	20.8%	70 bps

Total memberships, excluding managed club memberships				53,544	54,980	(2.6)%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of December 27, 2016, that were opened or added under management agreements during the fiscal year ended December 27, 2016 and the fiscal year ended December 29, 2015 consisting of West Lake Mansion at Meilu Legend Hotel.

ClubCorp FY16 Q4 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURES
(In thousands)
(Unaudited financial information)

	Fourth quarter ended		Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)
Net income (loss)	$5,406	$(6,259)	$4,025	$(9,573)
Interest expense	26,658	22,085	87,188	70,672
Income tax expense	1,224	1,816	1,348	1,629
Interest and investment income	(194)	(1,701)	(608)	(5,517)
Depreciation and amortization	33,462	32,328	107,200	103,944
EBITDA	$66,556	$48,269	$199,153	$161,155
Impairments and disposition of assets (1)	7,950	9,123	16,974	24,546
Loss from divested clubs (2)	209	64	751	25
Loss on extinguishment of debt (3)	—	2,599	—	2,599
Non-cash adjustments (4)	362	619	255	2,008
Acquisition related costs (5)	310	1,268	1,409	4,965
Capital structure costs (6)	790	8,196	1,840	10,047
Centralization and transformation costs (7)	2,679	3,705	9,806	8,495
Other adjustments (8)	845	2,308	5,076	7,397
Equity-based compensation expense (9)	2,128	1,460	7,005	4,970
Deferred revenue adjustment (10)	1,509	1,967	5,419	7,111
Adjusted EBITDA	$83,338	$79,578	$247,688	$233,318

	Fourth quarter ended		Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)
Net cash provided by operating activities	$59,783	$53,656	$157,654	$152,270
Interest expense	26,658	22,085	87,188	70,672
Income tax expense	1,224	1,816	1,348	1,629
Interest and investment income	(194)	(1,701)	(608)	(5,517)
Loss from divested clubs (2)	209	64	751	25
Loss on extinguishment of debt (3)	—	2,599	—	2,599
Non-cash adjustments (4)	362	619	255	2,008
Acquisition related costs (5)	310	1,268	1,409	4,965
Capital structure costs (6)	790	8,196	1,840	10,047
Centralization and transformation costs (7)	2,679	3,705	9,806	8,495
Other adjustments (8)	845	2,308	5,076	7,397
Deferred revenue adjustment (10)	1,509	1,967	5,419	7,111
Certain adjustments to reconcile net income (loss) to operating cash flows (11)	(10,837)	(17,004)	(22,450)	(28,383)
Adjusted EBITDA	$83,338	$79,578	$247,688	$233,318

ClubCorp FY16 Q4 Earnings Release	11	Page

Exhibit 99.1

	Fourth quarter ended		Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)
Golf and Country Clubs Adjusted EBITDA	$84,413	$81,189	$260,595	$245,696
Business, Sports and Alumni Clubs Adjusted EBITDA	16,882	17,004	41,592	39,712
Interest expense	(26,658)	(22,085)	(87,188)	(70,672)
Interest and investment income	194	1,701	608	5,517
Depreciation and amortization	(33,462)	(32,328)	(107,200)	(103,944)
Impairments and disposition of assets (1)	(7,950)	(9,123)	(16,974)	(24,546)
Loss from divested clubs (2)	(209)	(64)	(751)	(25)
Loss on extinguishment of debt (3)	—	(2,599)	—	(2,599)
Non-cash adjustments (4)	(362)	(619)	(255)	(2,008)
Acquisition related costs (5)	(310)	(1,268)	(1,409)	(4,965)
Capital structure costs (6)	(790)	(8,196)	(1,840)	(10,047)
Centralization and transformation costs (7)	(2,679)	(3,705)	(9,806)	(8,495)
Other adjustments (8)	(845)	(2,308)	(5,076)	(7,397)
Equity-based compensation expense (9)	(2,128)	(1,460)	(7,005)	(4,970)
Deferred revenue adjustment (10)	(1,509)	(1,967)	(5,419)	(7,111)
Corporate expenses and other operations (12)	(17,957)	(18,615)	(54,499)	(52,090)
Income (loss) before income taxes	$6,630	$(4,443)	$5,373	$(7,944)
______________________

The following footnotes relate to the three preceding tables.

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(4)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”).

(5)	Represents legal and professional fees related to the acquisition of clubs.

(6)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(7)
Includes fees and expenses associated with initial compliance with Section 404(b) of the Sarbanes-Oxley Act, which were primarily incurred in fiscal year 2015 and the twelve weeks ended March 22, 2016, and related centralization and transformation of administrative processes, finance processes and related IT systems.

(8)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests and expenses paid to an affiliate of KSL.

(9)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(10)
Represents estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY16 Q4 Earnings Release	12	Page

Exhibit 99.1

(11)
Includes the following adjustments to reconcile net income (loss) to net cash provided by operating activities from our Unaudited Consolidated Condensed Statements of Cash Flows: Net change in prepaid expenses and other assets, net change in receivables and membership notes, net change in accounts payable and accrued liabilities, net change in other current liabilities, bad debt expense, equity in loss (earnings) from unconsolidated ventures, gain on investment in unconsolidated ventures, distribution from investment in unconsolidated ventures, debt issuance costs and term loan discount, accretion of discount on member deposits, net change in deferred tax assets and liabilities and net change in other long-term liabilities. Certain other adjustments to reconcile net income (loss) to net cash provided by operating activities are not included as they are excluded from both net cash provided by operating activities and Adjusted EBITDA.

(12)
Includes other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, costs of operations at managed clubs, corporate overhead expenses and shared services expenses.

ClubCorp FY16 Q4 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SUMMARIZED FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited financial information)

	Fourth quarter ended		Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)
Revenues
Golf and Country Clubs (1)	$271,675	$259,484	$879,085	$841,341
Business, Sports and Alumni Clubs (1)	66,938	66,418	193,390	190,876
Other operations	9,958	6,712	25,016	19,853
Elimination of intersegment revenues and segment reporting adjustments	(4,010)	(4,265)	(13,137)	(14,383)
Revenues relating to divested clubs (2)	740	3,339	4,126	15,180
Total consolidated revenues	$345,301	$331,688	$1,088,480	$1,052,867

Golf and Country Clubs Adjusted EBITDA	$84,413	$81,189	$260,595	$245,696
Business, Sports and Alumni Clubs Adjusted EBITDA	$16,882	$17,004	$41,592	$39,712
______________________

(1)
Includes segment reporting adjustments representing estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

(2)	When clubs are divested, the associated revenues are excluded from segment results for all periods presented.

ClubCorp FY16 Q4 Earnings Release	14	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Sixteen Weeks and Fiscal Years Ended December 27, 2016 and December 29, 2015
(In thousands, except per share amounts)
(Unaudited financial information)

	Fourth quarter ended			Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	% Change	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)	% Change
REVENUES:
Club operations	$238,966	$230,506	3.7%	$781,000	$757,472	3.1%
Food and beverage	104,316	99,797	4.5%	302,510	291,582	3.7%
Other revenues	2,019	1,385	45.8%	4,970	3,813	30.3%
Total revenues	345,301	331,688	4.1%	1,088,480	1,052,867	3.4%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	213,924	207,215	3.2%	695,990	681,989	2.1%
Cost of food and beverage sales exclusive of depreciation	32,674	30,786	6.1%	100,490	96,103	4.6%
Depreciation and amortization	33,462	32,328	3.5%	107,200	103,944	3.1%
Provision for doubtful accounts	754	675	11.7%	3,141	2,551	23.1%
Loss on disposals of assets	5,594	6,093	(8.2)%	12,320	19,402	(36.5)%
Impairment of assets	2,356	3,030	(22.2)%	4,654	5,144	(9.5)%
Equity in (earnings) loss from unconsolidated ventures	(1,717)	374	(559.1)%	(5,013)	1,308	(483.3)%
Selling, general and administrative	25,160	32,647	(22.9)%	77,745	82,616	(5.9)%
OPERATING INCOME	33,094	18,540	78.5%	91,953	59,810	53.7%

Interest and investment income	194	1,701	(88.6)%	608	5,517	(89.0)%
Interest expense	(26,658)	(22,085)	(20.7)%	(87,188)	(70,672)	(23.4)%
Loss on extinguishment of debt	—	(2,599)	100.0%	—	(2,599)	100.0%
INCOME (LOSS) BEFORE INCOME TAXES	6,630	(4,443)	249.2%	5,373	(7,944)	167.6%
INCOME TAX (EXPENSE) BENEFIT	(1,224)	(1,816)	32.6%	(1,348)	(1,629)	17.2%
NET INCOME (LOSS)	5,406	(6,259)	186.4%	4,025	(9,573)	142.0%
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(182)	(87)	(109.2)%	(448)	61	(834.4)%
NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$5,224	$(6,346)	182.3%	$3,577	$(9,512)	137.6%

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	64,538	64,409	0.2%	64,517	64,364	0.2%
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	64,627	64,409	0.3%	64,584	64,364	0.3%

INCOME (LOSS) PER COMMON SHARE:
Net income (loss) attributable to ClubCorp, Basic	$0.08	$(0.10)	180.0%	$0.05	$(0.15)	133.3%
Net income (loss) attributable to ClubCorp, Diluted	$0.08	$(0.10)	180.0%	$0.05	$(0.15)	133.3%

Cash dividends declared per common share	$0.26	$0.13	100.0%	$0.53	$0.52	1.9%

ClubCorp FY16 Q4 Earnings Release	15	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Sixteen Weeks and Fiscal Years Ended December 27, 2016 and December 29, 2015
(In thousands)
(Unaudited financial information)

	Fourth quarter ended			Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	% Change	December 27, 2016 (52 weeks)	December 29, 2015 (52 weeks)	% Change
NET INCOME (LOSS)	$5,406	$(6,259)	186.4%	$4,025	$(9,573)	142.0%
Foreign currency translation	(1,204)	504	(338.9)%	(2,389)	(2,959)	19.3%
OTHER COMPREHENSIVE LOSS	(1,204)	504	(338.9)%	(2,389)	(2,959)	19.3%
COMPREHENSIVE INCOME (LOSS)	4,202	(5,755)	173.0%	1,636	(12,532)	113.1%
COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(182)	(87)	(109.2)%	(448)	61	(834.4)%
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$4,020	$(5,842)	168.8%	$1,188	$(12,471)	109.5%

ClubCorp FY16 Q4 Earnings Release	16	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of December 27, 2016 and December 29, 2015
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	December 27, 2016	December 29, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,601	$116,347
Receivables, net of allowances	79,115	68,671
Inventories	22,743	20,929
Prepaids and other assets	16,116	19,907
Total current assets	202,575	225,854
Investments	1,569	3,005
Property and equipment, net	1,553,382	1,534,520
Notes receivable, net of allowances	8,161	7,448
Goodwill	312,811	312,811
Intangibles, net	29,348	31,252
Other assets	16,615	16,634
Long-term deferred tax asset	4,253	3,727
TOTAL ASSETS	$2,128,714	$2,135,251

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$19,422	$20,414
Membership initiation deposits - current portion	170,355	152,996
Accounts payable	39,260	39,487
Accrued expenses	42,539	37,441
Accrued taxes	19,256	15,473
Other liabilities	71,092	69,192
Total current liabilities	361,924	335,003
Long-term debt	1,067,071	1,079,320
Membership initiation deposits	205,076	204,305
Deferred tax liability, net	209,347	214,184
Other liabilities	132,909	123,657
Total liabilities	1,976,327	1,956,469

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 65,498,897 and 64,740,736 issued and outstanding at December 27, 2016 and December 29, 2015, respectively	655	647
Additional paid-in capital	235,871	263,921
Accumulated other comprehensive loss	(9,638)	(7,249)
Accumulated deficit	(82,260)	(88,955)
Treasury stock, at cost (192,989 shares at December 27, 2016)	(2,258)	—
Total stockholders’ equity	142,370	168,364
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,017	10,418
Total equity	152,387	178,782
TOTAL LIABILITIES AND EQUITY	$2,128,714	$2,135,251

ClubCorp FY16 Q4 Earnings Release	17	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Sixteen Weeks and Fiscal Years Ended December 27, 2016 and December 29, 2015
(In thousands of dollars)
(Unaudited financial information)

	Fourth quarter ended		Year ended
	December 27, 2016 (16 weeks)	December 29, 2015 (16 weeks)	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,406	$(6,259)	$4,025	$(9,573)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation	33,077	31,460	105,437	101,037
Amortization	385	867	1,763	2,907
Asset impairments	2,356	3,030	4,654	5,144
Bad debt expense	754	668	3,141	2,605
Equity in (earnings) loss from unconsolidated ventures	(1,717)	374	(5,013)	1,308
Gain on investment in unconsolidated ventures	—	(1,575)	—	(5,082)
Distribution from investment in unconsolidated ventures	1,988	1,810	5,950	5,845
Loss on disposals of assets	5,594	6,090	12,320	19,399
Debt issuance costs and term loan discount	1,756	12,316	5,204	15,600
Accretion of discount on member deposits	6,553	6,244	20,416	20,307
Equity-based compensation	2,128	1,460	7,005	4,970
Net change in deferred tax assets and liabilities	(2,834)	(2,344)	(3,048)	(7,082)
Net change in prepaid expenses and other assets	4,068	(4,185)	368	(7,636)
Net change in receivables and membership notes	30,140	35,888	(3,931)	6,619
Net change in accounts payable and accrued liabilities	2,592	4,466	(2,577)	2,499
Net change in other current liabilities	(33,189)	(35,110)	3,078	(555)
Net change in other long-term liabilities	726	(1,544)	(1,138)	(6,042)
Net cash provided by operating activities	59,783	53,656	157,654	152,270
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(35,242)	(29,134)	(108,770)	(105,244)
Acquisition of clubs	—	(2,705)	(9,793)	(58,582)
Proceeds from dispositions	334	3,186	370	3,764
Proceeds from insurance	7,756	—	12,190	—
Net change in restricted cash and capital reserve funds	157	(120)	631	(183)
Net cash used in investing activities	(26,995)	(28,773)	(105,372)	(160,245)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(30,293)	(235,267)	(79,636)	(247,313)
Proceeds from new debt borrowings	—	350,000	37,000	350,000
Repayments of revolving credit facility borrowings	—	(47,000)	—	(57,000)
Proceeds from revolving credit facility borrowings	—	—	—	57,000
Debt issuance and modification costs	(811)	(16,032)	(3,106)	(17,525)
Dividends to owners	(8,495)	(8,400)	(33,972)	(33,583)
Repurchases of common stock	(721)	—	(2,258)	—
Equity offering costs	—	(887)	—	(887)
Share repurchases for tax withholdings related to certain equity-based awards	—	—	(226)	(1,443)
Excess tax benefit from equity-based awards	—	1,055	—	1,055
Distributions to noncontrolling interest	—	—	(849)	(1,071)
Proceeds from new membership initiation deposits	90	229	205	749
Repayments of membership initiation deposits	(639)	(418)	(2,189)	(1,496)
Net cash (used in) provided by financing activities	(40,869)	43,280	(85,031)	48,486
EFFECT OF EXCHANGE RATE CHANGES ON CASH	595	1,051	1,003	789
NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,486)	69,214	(31,746)	41,300
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	92,087	47,133	116,347	75,047
CASH AND CASH EQUIVALENTS - END OF PERIOD	$84,601	$116,347	$84,601	$116,347
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$23,419	$19,936	$56,949	$51,368
Cash paid for income taxes	$2,358	$6,782	$5,721	$11,297

ClubCorp FY16 Q4 Earnings Release	18	Page